AMENDMENT NO. THREE TO VOTING TRUST AGREEMENT OF MARCH 3, 1986


     THIS AMENDMENT NO. THREE TO VOTING TRUST AGREEMENT made this 21st day of October, 1991, by and between Gary L. Werner, Gregory L. Werner, Gail Werner Robertson, Curtis G. Werner, hereinafter referred to as "Stockholders", and Clarence L. Werner, hereinafter referred to as "Trustee".

    WHEREAS, Stockholders do own stock in Werner Enterprises, Inc., a Nebraska corporation, and did on March 3, 1986, enter into a Voting Trust Agreement, which subjected the following shares (the "Shares") of stock to said Agreement:

      Stockholder                   Number of Shares

      Gary L. Werner                     339,900
      Gregory L. Werner                  339,900
      Gail Werner Robertson              339,900
      Curtis G. Werner                   339,900

      TOTAL                            1,359,600

and

     WHEREAS, said Voting Agreement has been heretofore amended by providing that the Trustee was to sell certain shares of Stockholders so that the present stock subject to the Voting Trust Agreement is as follows:

      Stockholder                   Number of Shares

      Gary L. Werner                     109,900
      Gregory L. Werner                  229,900
      Gail Werner Robertson              239,900
      Curtis G. Werner                   239,900

      TOTAL                              819,600

and

     WHEREAS, said Voting Trust Agreement restricts the right of sale of stock.

     NOW, THEREFORE, IN CONSIDERATION OF THEIR MUTUAL PROMISES, it is agreed as follows:

     1. Clarence L. Werner, Trustee, is authorized by the Stockholders to sell shares of stock in such amount as determined by Trustee, but not more than 28,750 shares for the benefit of each of Gary L. Werner, Gregory L. Werner, Gail Werner Robertson and Curtis G. Werner.

     2. All stockholders release and waive their right of first refusal to acquire common stock being sold, and do further consent to the sale of said common stock, and the resultant consequences upon the voting power of the Voting Trust Agreement.

     3. All other terms and conditions not herein above amended, of Voting Trust Agreement executed March 3, 1986, shall remain in full force and effect.

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     4.  This Agreement shall be binding upon all personal representatives, heirs, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, Trustee and Stockholders hereby execute this Agreement and so state the number of shares of common stock of Werner Enterprises, Inc. that remains subject to the terms of the Voting Trust Agreement executed March 3, 1986.

     DATED this 21st day of October, 1991, at Omaha, Nebraska.

TRUSTEE:

/s/ Clarence L. Werner
_______________________________
Clarence L. Werner

STOCKHOLDERS:                           NO. OF SHARES

/s/ Gary L. Werner
_______________________________
Gary L. Werner                             81,150

/s/ Gregory L. Werner
_______________________________
Gregory L. Werner                         201,150

/s/ Gail Werner Robertson
_______________________________
Gail Werner Robertson                     211,150

/s/ Curtis G. Werner
_______________________________
Curtis G. Werner                          211,150

                          TOTAL           704,600



















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